PRICING SUPPLEMENT NO. 28                                      Rule 424 (b)(3)
DATED: September 17, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000  Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 9/26/97   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 9/26/2012

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                         Optional              Optional
                     Redemption          Repayment             Repayment
Redeemable On        Price(s)            Date(s)               Price(s)
-------------        ----------          ---------             ----------

*                    N/A                 N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:

[_]         Commercial Paper Rate            Minimum Interest Rate:

[_]         Federal Funds Rate               Interest Reset Date(s):

[_]         Treasury Rate                    Interest Reset Period:

[_]         LIBOR Reuters                    Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                       Interest Payment Period:

Index Maturity:

Spread (plus or minus):
-----------------------------

* Commencing September 26, 1999 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 26th, commencing October 26, 1997.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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